Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-173811) of Simpson Manufacturing Co., Inc. of our report dated June 27, 2013, with respect to the financial statements and supplemental schedule of the Simpson Manufacturing Co. Inc. 401(k) Profit Sharing Plan for Hourly Employees included in this Annual Report (Form 11-K) for the years ended December 31, 2012 and 2011.

/s/ ARMANINO LLP
San Ramon, California

June 27, 2013